HEI Exhibit 99

August 3, 2011

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	Telephone: (808) 543-7384
	Strategic Planning	E-mail: skimura@hei.com

HEI REPORTS SECOND QUARTER 2011 EARNINGS & DECLARES DIVIDEND

Diluted Earnings Per Share $0.28 in 2Q 2011 vs $0.31 in 2Q 2010

Interim Rate Increase Granted to Oahu Utility in July

Bank Continues Solid Performance

Board of Directors Declares Dividend of $0.31 Per Share

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the second quarter of 2011 was $27.1 million, or $0.28 diluted EPS, compared to $29.3 million, or $0.31 diluted EPS for the second quarter of 2010.

“Earnings were lower in the second quarter as our utilities invested in their clean energy and reliability strategies which required additional capital investments and higher operating expenses.  Now that rate relief has recently been approved for our largest utility, earnings should improve in the second half of the year,” said Constance H. Lau, HEI president and chief executive officer.

“At our bank, we had another solid quarter with continued improvement in credit quality and loan growth for the third consecutive quarter.  Performance continued to exceed peer banks with a return on assets of 1.24%, net interest margin of 4.07% and efficiency ratio of 57%,” added Lau.

UTILITY CONTINUES TO INVEST IN CLEAN ENERGY STRATEGIES

Electric utility net income for the second quarter of 2011 was $17.0 million compared to $17.6 million in the second quarter of 2010.  The $0.6 million net income decline resulted primarily from (on an after-tax basis):

•                  $3 million higher planned operations and maintenance (O&M) expenses(1);

•                  $2 million of unusual items that are unlikely to recur including a 2011 billing adjustment and 2010 fuel cost recovery of previously recognized biofuels costs;

•                  $1 million lower fuel efficiency savings attributable to the implementation of the heat rate deadband which became effective with decoupling; and

•                  $1 million lower allowance for funds used during construction as a result of projects put into service in 2010.

The quarter benefitted from several key developments, including:

•                  $2 million of rate relief granted in late 2010 and early 2011 for our Maui County and Hawaii Island utilities, respectively;

•                  $2 million lower depreciation expense from the change in depreciation rates and methods for our Hawaii Island and Maui County utilities; and

•                  $1 million write-down of our investment in the combined heat and power system in 2010.

Our Oahu utility implemented sales decoupling earlier this year, and its second quarter decoupling revenues were essentially flat with sales revenues in the second quarter of 2010.  For our Hawaii Island and Maui County utilities which are awaiting decoupling implementation, their combined kilowatthour sales were flat compared with the same quarter last year.

As planned, O&M expenses(1) increased 6% over the same quarter last year to safely and responsibly operate our systems, invest in our clean energy strategies and serve our customers.  This is in line with our previous guidance of a full year increase of 7% over the prior year.  The second quarter increase was primarily due to higher transmission and distribution operations, vegetation, substation maintenance and administrative and general expenses.  We are now targeting O&M to be

(1)  Excludes demand-side management (DSM) program costs.  DSM program costs were $1 million in the second quarter of 2011 compared to nil in the second quarter of 2010.  DSM program costs are recovered through a surcharge.

flat with 2010.  Oahu expenses in 2011 are expected to be higher than in 2010, but consistent with the levels included in our recent rate decision.  Hawaii Island and Maui County expenses in 2011 are expected to be slightly lower than in 2010.

Effective July 26, 2011, the Public Utilities Commission granted HECO a net interim increase of $38.2 million in annual revenues, or 2.2% increase, net of revenues previously being recovered through the decoupling Revenue Adjustment Mechanism.

SOLID BANK PERFORMANCE:  CONTINUED IMPROVEMENT IN CREDIT QUALITY AND MODERATE LOAN GROWTH

Bank net income for the second quarter of 2011 was $15.2 million, compared to $13.9 million in the first, or linked, quarter of 2011.  Loans and total assets increased $31 million and $32 million, respectively, over the same period, representing the third consecutive quarter of loan growth and second consecutive quarter of asset growth.

The $1.3 million increase in second quarter 2011 net income compared to the linked quarter was primarily due to (on an after-tax basis):

•                  $1 million lower provision for loan losses from continued improvement in credit quality and portfolio mix; and

•                  $1 million higher noninterest income from a non-recurring insurance gain and higher fee income.

These were partially offset by $1 million higher noninterest expense.

Compared to the same quarter of 2010, net income decreased by $0.9 million as a $2 million after-tax reduction in noninterest expense was more than offset by (on an after-tax basis):

•                  $1 million reduction in noninterest income due to lower overdraft fees of $2 million as a result of regulatory changes which became effective in the third quarter of 2010, partially offset by the non-recurring insurance gain and higher fees for other products and services;

•                  $1 million reduction in net interest income principally due to the year-over-year runoff in the residential loan portfolio; and

•                  $1 million higher provision for loan losses (as the current quarter had no comparable significant reserve reversal as was realized in the second quarter of 2010).

Net interest margin was 4.07% in the second quarter of 2011, down from 4.16% in the linked quarter and 4.22% in the second quarter of 2010.  The decline in net interest margin from the linked quarter was attributable primarily to lower deferred loan fees associated with lower loan prepayments, as well as lower yields on newly originated assets.

Provision for loan losses (pretax) was $2.6 million in the second quarter of 2011 compared to $1.0 million in the second quarter of 2010 and $4.6 million in the linked quarter.  The provision in the second quarter 2010 was lower due to $2.4 million of loan loss reserves that were released attributable to two specific loans.  The company continues to expect loan loss provision expense to be in the range of $15 to $20 million for the full year of 2011.

The second quarter 2011 net charge-off ratio remains low and declined further to 0.45%, from 0.49% reported in the linked quarter and from the 0.57% in the second quarter last year.

Noninterest expense (pretax) for the second quarter 2011 of $36.2 million was down from $39.6 million in the second quarter of 2010 and up $1.1 million compared to the linked quarter.  This is in line with our annual noninterest expense target of $145 million for 2011.

The bank remains well-capitalized with a Tier 1 leverage ratio of 9.1% and total risk-based capital ratio of 13.3% as of the end of the second quarter of 2011.

HOLDING AND OTHER COMPANIES

The holding and other companies’ net losses were $5.1 million in the second quarter of 2011 compared to $4.5 million in the second quarter of 2010.

BOARD DECLARES QUARTERLY DIVIDEND

On August 2, 2011, the board of directors of HEI maintained the regular quarterly cash dividend of 31 cents per share, payable on September 13, 2011, to shareholders of record at the close of business on August 15, 2011 (ex-dividend date is August 11, 2011).  The dividend is equivalent to an annual rate of $1.24 per share.

Dividends have been paid continuously since 1901.  At the indicated annual dividend rate and the closing share price on August 2, 2011 of $23.11, HEI’s yield is 5.4%.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its second quarter 2011 earnings on Thursday, August 4, 2011, at 8:00 a.m. Hawaii time (2:00 p.m. Eastern time).  The event can be accessed through HEI’s website at www.hei.com or by dialing (800) 901-5241, passcode:  40101562 for the teleconference call.  HEI and Hawaiian Electric Company, Inc. (HECO) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American Savings Bank, F.S.B.’s (ASB) press releases, SEC filings and public conference calls and webcasts.  Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.  The HEI and PUC websites, and the information included on those websites, are not incorporated into HEI and HECO filings with the SEC.

An online replay of the webcast will be available at the same website beginning about two hours after the event.  Replays of the teleconference call will also be available approximately two hours after the event through August 18, 2011, by dialing (888) 286-8010, passcode: 78587296.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, HECO, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through ASB, one of Hawaii’s largest financial institutions.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects or possible future actions, which may be provided by management, are also forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things.  These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on pages iv and v of HEI’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (when filed), and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements.  Forward-looking statements speak only as of the date of this release.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
Revenues
Electric utility	$728,738	$584,095	$1,374,073	$1,132,206
Bank	66,318	71,632	131,631	142,546
Other	(737)	(63)	(752)	(48)
	794,319	655,664	1,504,952	1,274,704
Expenses
Electric utility	686,220	542,660	1,286,347	1,048,162
Bank	42,498	45,857	86,057	95,000
Other	1,940	3,516	5,512	7,204
	730,658	592,033	1,377,916	1,150,366
Operating income (loss)
Electric utility	42,518	41,435	87,726	84,044
Bank	23,820	25,775	45,574	47,546
Other	(2,677)	(3,579)	(6,264)	(7,252)
	63,661	63,631	127,036	124,338
Interest expense–other than on deposit liabilities and other bank borrowings	(24,177)	(20,520)	(44,317)	(40,901)
Allowance for borrowed funds used during construction	553	790	1,073	1,569
Allowance for equity funds used during construction	1,317	1,847	2,561	3,620
Income before income taxes	41,354	45,748	86,353	88,626
Income taxes	13,742	16,013	29,806	31,292
Net income	27,612	29,735	56,547	57,334
Preferred stock dividends of subsidiaries	473	473	946	946
Net income for common stock	$27,139	$29,262	$55,601	$56,388
Basic earnings per common share	$0.28	$0.31	$0.58	$0.61
Diluted earnings per common share	$0.28	$0.31	$0.58	$0.61
Dividends per common share	$0.31	$0.31	$0.62	$0.62
Weighted-average number of common shares outstanding	95,393	93,159	95,107	92,867
Adjusted weighted-average shares	95,555	93,414	95,394	93,159

Income (loss) by segment
Electric utility	$17,024	$17,642	$36,213	$35,694
Bank	15,195	16,131	29,046	29,867
Other	(5,080)	(4,511)	(9,658)	(9,173)
Net income for common stock	$27,139	$29,262	$55,601	$56,388

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(dollars in thousands)	2011	2010
Assets
Cash and cash equivalents	$266,746	$330,651
Accounts receivable and unbilled revenues, net	319,533	266,996
Available-for-sale investment and mortgage-related securities	711,347	678,152
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable held for investment, net	3,580,418	3,489,880
Loans held for sale, at lower of cost or fair value	4,784	7,849
Property, plant and equipment, net of accumulated depreciation of $2,055,204 in 2011 and $2,037,598 in 2010	3,204,996	3,165,918
Regulatory assets	478,766	478,330
Other	494,527	487,614
Goodwill	82,190	82,190
Total assets	$9,241,071	$9,085,344
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$168,187	$202,446
Interest and dividends payable	29,593	27,814
Deposit liabilities	4,054,949	3,975,372
Short-term borrowings—other than bank	—	24,923
Other bank borrowings	239,122	237,319
Long-term debt, net—other than bank	1,440,006	1,364,942
Deferred income taxes	316,843	278,958
Regulatory liabilities	309,809	296,797
Contributions in aid of construction	339,489	335,364
Other	796,573	823,479
Total liabilities	7,694,571	7,567,414

Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 95,853,329 share in 2011 and 94,690,932 shares in 2010	1,343,537	1,314,199
Retained earnings	178,513	181,910
Accumulated other comprehensive loss, net of tax benefits	(9,843)	(12,472)
Total shareholders’ equity	1,512,207	1,483,637
Total liabilities and shareholders’ equity	$9,241,071	$9,085,344

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six months ended June 30,	2011	2010
(in thousands)
Cash flows from operating activities
Net income	$56,547	$57,334
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	75,243	79,606
Other amortization	11,965	2,149
Provision for loan losses	7,105	6,349
Loans receivable originated and purchased, held for sale	(64,028)	(136,197)
Proceeds from sale of loans receivable, held for sale	71,829	167,583
Changes in deferred income taxes	39,051	(2,381)
Changes in excess tax benefits from share-based payment arrangements	(55)	97
Allowance for equity funds used during construction	(2,561)	(3,620)
Decrease in cash overdraft	(2,305)	(302)
Changes in assets and liabilities
Increase in accounts receivable and unbilled revenues, net	(52,537)	(25,012)
Increase in fuel oil stock	(6,509)	(49,759)
Increase (decrease) in accounts, interest and dividends payable	(41,989)	1,359
Changes in prepaid and accrued income taxes and utility revenue taxes	8,333	(30,699)
Changes in other assets and liabilities	(44,908)	11,732
Net cash provided by operating activities	55,181	78,239
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(193,119)	(379,896)
Principal repayments on available-for-sale investment and mortgage-related securities	161,526	203,783
Proceeds from sale of available-for-sale investment securities	2,066	—
Net decrease (increase) in loans held for investment	(104,824)	61,017
Proceeds from sale of real estate acquired in settlement of loans	3,977	2,118
Capital expenditures	(89,088)	(76,659)
Contributions in aid of construction	8,153	9,430
Other	(2,911)	(10)
Net cash used in investing activities	(214,220)	(180,217)
Cash flows from financing activities
Net increase (decrease) in deposit liabilities	79,577	(57,226)
Net increase (decrease) in short-term borrowings with original maturities of three months or less	(24,923)	13,023
Net increase (decrease) in retail repurchase agreements	1,803	(41,112)
Proceeds from issuance of long-term debt	125,000	—
Repayment of long-term debt	(50,000)	—
Changes in excess tax benefits from share-based payment arrangements	55	(97)
Net proceeds from issuance of common stock	12,071	10,789
Common stock dividends	(47,331)	(46,246)
Preferred stock dividends of subsidiaries	(946)	(946)
Other	(172)	(1,805)
Net cash provided by (used in) financing activities	95,134	(123,620)
Net decrease in cash and cash equivalents	(63,905)	(225,598)
Cash and cash equivalents, beginning of period	330,651	503,922
Cash and cash equivalents, end of period	$266,746	$278,324

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(dollars in thousands, except per barrel amounts)	2011	2010	2011	2010

Operating revenues	$727,652	$582,094	$1,371,953	$1,128,806
Operating expenses
Fuel oil	312,141	215,322	573,001	427,074
Purchased power	171,737	139,513	319,695	256,295
Other operation	67,388	60,254	132,919	119,498
Maintenance	31,276	32,223	60,472	59,276
Depreciation	36,258	38,649	72,690	77,291
Taxes, other than income taxes	67,152	54,170	127,147	105,961
Income taxes	11,160	11,113	22,770	22,154
	697,112	551,244	1,308,694	1,067,549
Operating income	30,540	30,850	63,259	61,257
Other income
Allowance for equity funds used during construction	1,317	1,847	2,561	3,620
Other, net	898	372	1,808	1,613
	2,215	2,219	4,369	5,233
Interest and other charges
Interest on long-term debt	14,383	14,383	28,766	28,766
Amortization of net bond premium and expense	766	726	1,549	1,393
Other interest charges	636	609	1,175	1,208
Allowance for borrowed funds used during construction	(553)	(790)	(1,073)	(1,569)
	15,232	14,928	30,417	29,798
Net income	17,523	18,141	37,211	36,692
Preferred stock dividends of subsidiaries	229	229	458	458
Net income attributable to HECO	17,294	17,912	36,753	36,234
Preferred stock dividends of HECO	270	270	540	540
Net income for common stock	$17,024	$17,642	$36,213	$35,694
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,361	2,374	4,711	4,647
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	70.5	67.9	68.8	66.8
Cooling degree days (Oahu)	1,257	1,210	2,177	2,067
Average fuel oil cost per barrel	$123.69	$86.38	$112.23	$84.13
Customer accounts (end of period)	445,427	442,936	445,427	442,936

	Twelve months ended
Return on average common equity	June 30, 2011
(rate-making, simple average method)	Allowed %(1)	Actual %
HECO	10.00	4.73
HELCO	10.50	8.99
MECO	10.50	7.02

(1) Based on the decisions applicable to rates in effect on June 30, 2011 (interim decisions for HELCO and MECO; final decision for HECO, which reflects the approval of decoupling and other cost-recovery mechanisms). MECO’s interim rates became effective in  August 2010. HELCO’s interim rates became effective in January 2011. On July 22, 2011, HECO received an interim decision and order in its 2011 test year rate case which granted HECO an allowed return of 10.00%.

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(in thousands, except share data)	2011	2010
Assets
Utility plant, at cost
Land	$51,439	$51,364
Plant and equipment	4,941,887	4,896,974
Less accumulated depreciation	(1,968,207)	(1,941,059)
Construction in progress	122,946	101,562
Net utility plant	3,148,065	3,108,841
Current assets
Cash and cash equivalents	25,534	122,936
Customer accounts receivable, net	174,434	138,171
Accrued unbilled revenues, net	122,863	104,384
Other accounts receivable, net	6,425	9,376
Fuel oil stock, at average cost	159,214	152,705
Materials and supplies, at average cost	38,207	36,717
Prepayments and other	41,094	55,216
Regulatory assets	9,982	7,349
Total current assets	577,753	626,854
Other long-term assets
Regulatory assets	468,784	470,981
Unamortized debt expense	13,145	14,030
Other	71,375	64,974
Total other long-term assets	553,304	549,985
Total assets	$4,279,122	$4,285,680
Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000,000 shares; outstanding 13,830,823 shares	$92,224	$92,224
Premium on capital stock	389,609	389,609
Retained earnings	855,790	854,856
Accumulated other comprehensive income, net of income taxes	783	709
Common stock equity	1,338,406	1,337,398
Cumulative preferred stock – not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,000,506	1,057,942
Total capitalization	2,373,205	2,429,633
Current liabilities
Current portion of long-term debt	57,500	—
Accounts payable	140,180	178,959
Interest and preferred dividends payable	20,457	20,603
Taxes accrued	173,811	175,960
Other	57,820	56,354
Total current liabilities	449,768	431,876
Deferred credits and other liabilities
Deferred income taxes	301,503	269,286
Regulatory liabilities	309,809	296,797
Unamortized tax credits	60,143	58,810
Retirement benefits liability	335,874	355,844
Other	109,331	108,070
Total deferred credits and other liabilities	1,116,660	1,088,807
Contributions in aid of construction	339,489	335,364
Total capitalization and liabilities	$4,279,122	$4,285,680

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six months ended June 30,	2011	2010
(in thousands)
Cash flows from operating activities
Net income	$37,211	$36,692
Adjustments to reconcile net income to cash provided by operating activities
Depreciation of property, plant and equipment	72,690	77,291
Other amortization	10,833	3,101
Changes in deferred income taxes	33,456	(4,522)
Changes in tax credits, net	1,556	1,685
Allowance for equity funds used during construction	(2,561)	(3,620)
Decrease in cash overdraft	(2,305)	(302)
Changes in assets and liabilities
Increase in accounts receivable	(33,312)	(18,258)
Increase in accrued unbilled revenues	(18,479)	(6,497)
Increase in fuel oil stock	(6,509)	(49,759)
Increase in materials and supplies	(1,490)	(872)
Increase in regulatory assets	(14,498)	(2,252)
Decrease in accounts payable	(48,288)	(1,186)
Changes in prepaid and accrued income taxes and utility revenue taxes	12,178	(31,864)
Changes in other assets and liabilities	(24,425)	14,669
Net cash provided by operating activities	16,057	14,306
Cash flows from investing activities
Capital expenditures	(85,395)	(71,497)
Contributions in aid of construction	8,153	9,430
Other	77	—
Net cash used in investing activities	(77,165)	(62,067)
Cash flows from financing activities
Common stock dividends	(35,279)	(26,887)
Preferred stock dividends of HECO and subsidiaries	(998)	(998)
Net increase in short-term borrowings from nonaffiliates and affiliate with original maturities of three months or less	—	14,100
Other	(17)	(1,349)
Net cash used in financing activities	(36,294)	(15,134)
Net decrease in cash and cash equivalents	(97,402)	(62,895)
Cash and cash equivalents, beginning of period	122,936	73,578
Cash and cash equivalents, end of period	$25,534	$10,683

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME DATA

(Unaudited)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,
(in thousands)	2011	2011	2010	2011	2010
Interest and dividend income
Interest and fees on loans	$45,648	$46,097	$49,328	$91,745	$99,073
Interest and dividends on investment and mortgage-related securities	3,793	3,769	3,646	7,562	6,963
Total interest and dividend income	49,441	49,866	52,974	99,307	106,036
Interest expense
Interest on deposit liabilities	2,387	2,593	3,852	4,980	8,275
Interest on other borrowings	1,382	1,367	1,418	2,749	2,844
Total interest expense	3,769	3,960	5,270	7,729	11,119
Net interest income	45,672	45,906	47,704	91,578	94,917
Provision for loan losses	2,555	4,550	990	7,105	6,349
Net interest income after provision for loan losses	43,117	41,356	46,714	84,473	88,568
Noninterest income
Fees from other financial services	7,240	6,946	6,649	14,186	13,063
Fee income on deposit liabilities	4,599	4,449	7,891	9,048	15,411
Fee income on other financial products	1,861	1,673	1,735	3,534	3,260
Other income	3,177	2,379	2,383	5,556	4,776
Total noninterest income	16,877	15,447	18,658	32,324	36,510
Noninterest expense
Compensation and employee benefits	18,166	17,505	18,907	35,671	36,309
Occupancy	4,288	4,240	4,216	8,528	8,441
Data processing	2,058	1,970	4,564	4,028	8,902
Services	1,949	1,771	1,845	3,720	3,573
Equipment	1,772	1,657	1,640	3,429	3,349
Other expense	7,955	7,933	8,453	15,888	17,021
Total noninterest expense	36,188	35,076	39,625	71,264	77,595
Income before income taxes	23,806	21,727	25,747	45,533	47,483
Income taxes	8,611	7,876	9,616	16,487	17,616
Net income	$15,195	$13,851	$16,131	$29,046	$29,867

OTHER BANK INFORMATION (%)
Return on average assets	1.24	1.15	1.32	1.20	1.22
Return on average equity	12.19	11.20	12.80	11.70	11.91
Net interest margin	4.07	4.16	4.22	4.11	4.20
Net charge-offs to average loans outstanding (annualized)	0.45	0.49	0.57	0.47	0.60
Efficiency ratio	57	57	59	57	59
As of period end
Nonperforming assets to loans outstanding and real estate owned **	1.69	1.82	1.90
Allowance for loan losses to loans outstanding	1.09	1.14	1.03
Tier-1 leverage ratio	9.1	9.1	9.3
Total risk-based capital ratio	13.3	13.5	14.1
Tangible common equity to total assets	8.5	8.4	8.7

** Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED BALANCE SHEETS DATA

(Unaudited)

	June 30,	December 31,
(in thousands)	2011	2010

Assets
Cash and cash equivalents	$178,251	$204,397
Federal funds sold	1,249	1,721
Available-for-sale investment and mortgage-related securities	711,347	678,152
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable held for investment, net	3,580,418	3,489,880
Loans held for sale, lower of cost or fair value	4,784	7,849
Other	234,524	234,806
Goodwill	82,190	82,190
Total assets	$4,890,527	$4,796,759

Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing	$912,034	$865,642
Deposit liabilities–interest-bearing	3,142,915	3,109,730
Other borrowings	239,122	237,319
Other	99,260	90,683
Total liabilities	4,393,331	4,303,374

Common stock	331,348	330,562
Retained earnings	170,157	169,111
Accumulated other comprehensive loss, net of tax benefits	(4,309)	(6,288)
Total shareholder’s equity	497,196	493,385
Total liabilities and shareholder’s equity	$4,890,527	$4,796,759

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2010 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.